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                                                                       Exhibit 5
                [LETTERHEAD OF LEAGRE CHANDLER & MILLARD LLP]


January 12, 2000


Anacomp, Inc.
12365 Crosthwaite Circle
Poway, CA 92064

Ladies and Gentlemen:

      We have acted as special Indiana counsel for Anacomp, Inc., an Indiana corporation (the "Company"), in connection with the preparation of Amendmnet No. 1 to Registration Statement on Form S-3 (the "Amended Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the registration under the Act of 169,010 shares (the "Offered Shares") of the Company's common stock, par value $.01 per common share (the "Common Shares"). The Amended Registration Statement relates to the offer and sale of the Offered Shares by certain shareholders of the Company identified in the Amended Registration Statement.

      We have relied without investigation on certificates of public officials and information from the management of the Company as to certain questions of fact material to this opinion. We also have examined and relied upon the originals, or copies certified to our satisfaction, of such documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

      We have made such examination of the laws of the State of Indiana as we deem necessary and appropriate for the purposes of the delivery of the opinions expressed herein. The opinions set forth herein are limited to the Business Corporation Law of the State of Indiana as currently in effect. No opinion is expressed as to the laws of any other jurisdiction or the effect that the laws of any other jurisdiction might have on the subject matter of the opinions expressed herein under conflicts of law principles or otherwise.

      Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Indiana and the Offered Shares have been duly authorized and validly issued and are fully paid and nonassessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Amended Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under the Act or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ LEAGRE CHANDLER & MILLARD LLP
                                          LEAGRE CHANDLER & MILLARD LLP